UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 11, 2006
MACQUARIE INFRASTRUCTURE COMPANY TRUST
(Exact name of registrant as specified in its charter)

Delaware	001-32385	20-6196808

(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

MACQUARIE INFRASTRUCTURE COMPANY LLC
(Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503

(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

125 West 55th Street, New York, New York	10019

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 231-1000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
SIGNATURES
SIGNATURES

Item 2.01 Completion of Acquisition or Disposition of Assets
On July 11, 2006, Macquarie Infrastructure Company Inc. (“MIC Inc.”), a wholly owned subsidiary of Macquarie Infrastructure Company LLC and Macquarie Infrastructure Company Trust (collectively and individually “MIC” or the “Company”), completed the purchase of 100% of the shares of Trajen Holdings, Inc. (“Trajen”). The transaction was concluded by MIC subsidiary North America Capital Holdings (“NACH”), the parent of the Company’s airport services business. Trajen is the holding company for a group of companies, limited liability companies and limited partnerships that own and operate 23 fixed base operations (“FBOs”) at airports in 11 states. The Trajen business will be integrated with and become a part of the Company’s airport services business operated as Atlantic Aviation (“Atlantic”).
The Company paid $363.0 million for Trajen, including transaction costs, integration and pre-funded capital expenditures, an estimated working capital adjustment and an increase in a debt service reserve. The payment was funded with a combination of a $180 million increase in an existing loan facility at NACH, a $180 million increase in borrowings under the MIC Inc. acquisition credit facility and available cash of $3.0 million. Transaction related expenses totaled $10.7 million, integration and pre-funded growth capital expenditures totaled $5.9 million and the increase in the debt service reserve totaled $6.6 million.
Trajen’s consolidated results will be included in the results of operations of MIC under the purchase method of accounting. The results will be reported as a component of the airport services segment from the date of closing. MIC believes that substantially all of Trajen’s cash flow from operations, less maintenance capital expenditures, will be available for distribution to its shareholders.
Trajen’s 23 sites have been acquired over a period of several years and include five sites that were acquired in 2005 and five sites that were acquired in 2006. A number of the sites acquired in 2005 and 2006 are material to Trajen’s overall results. The relatively high level of recent acquisition activity means that evaluation of Trajen on the basis of historical financial information is neither practical nor particularly meaningful in that it is not reflective of the business as acquired by MIC. However, we believe that the performance of the Trajen sites has been and will continue to be broadly comparable with the overall performance of our existing Atlantic sites due to the similar nature of their respective physical assets and target markets (corporate and individual owners of jet aircraft), as well as similar financial performance of comparably sized sites in recent years.
We believe that there is little seasonality in our airport services business generally, and in Trajen’s results specifically. Based on the performance of the Trajen portfolio of 23 sites through the first five months of 2006, including the recently acquired sites at Deer Valley (Phoenix, AZ) and Stockton (CA), we are estimating a contribution to our consolidated Gross Profit from Trajen for the full-year 2006 in a range of $66.0 million to $70.0 million. Comparable to our previous guidance with respect to our airport services business, we estimate that Trajen will generate an EBITDA to Gross Profit margin in a range of 44% to 46% (before any pre-funded integration costs).
As previously disclosed, we expect that the ongoing maintenance capital expenditures associated with Trajen will be approximately $140,000 per site or $3.2 million per year. This figure is lower than the expected annual maintenance capital expenditures for our existing Atlantic sites of approximately $200,000 per site, as a result of the significant capital improvement made by Trajen before our acquisition.
The table below includes each of Trajen’s sites, the number of other FBOs at each of the relevant airports, the dates each of the FBOs were acquired by Trajen and the year of expiration of the lease at each airport.

Airport	Location	Other FBOs	Acquired by	Lease
		at Airport	Trajen	Expiry (1)

Phoenix Deer Valley Airport	Phoenix, Arizona	1	Jun 2006	2024
Stockton Metropolitan Airport	Stockton, California	None	May 2006	2032
Waukesha County Airport	Waukesha, Wisconsin	None	Apr 2006	2018
Palwaukee Municipal Airport	Wheeling, Illinois	1	Mar 2006	2023
Kissimmee Gateway Airport	Kissimmee, Florida	4	Feb 2006	2038

Aspen/Pitkin County Airport	Aspen, Colorado	None	Oct 2005	2023
Elmira/Corning Regional Airport	Elmira, New York	None	Sep 2005	2035
Greater Binghamton/Edwin Link Field	Binghamton, New York	None	Sep 2005	2032
El Paso International Airport	El Paso, Texas	1	Apr 2005	2033
Lake Tahoe Airport	South Lake Tahoe, California	None	Apr 2005	2009

Wiley Post Airport	Oklahoma City, Oklahoma	1	2004	2025

Austin-Bergstrom International Airport	Austin, Texas	1	2003	2038
George Bush Intercontinental Airport	Houston, Texas	1	2003	2014
Natrona County International Airport	Casper, Wyoming	None	2003	2017
Tucson International Airport	Tucson, Arizona	4	2003	2021
Fort Worth Meacham International Airport	Fort Worth, Texas	3	2003	2032
Ketchikan International Airport	Ketchikan, Alaska	None	2003	2013
Juneau International Airport	Juneau, Alaska	1	2003	2025
Sitka Airport	Sitka, Alaska	None	2003	2033
Gustavus Airport	Gustavus, Alaska	None	2003	Monthly

Hayward Executive Airport	Hayward, California	1	2000	2048
Kelly Field Air Force Base	San Antonio, Texas	None	Start-up	2047
Sacramento Mather Airport	Sacramento, California	None	Start-up	2015

(1) Includes renewal options
Integration
Combined with MIC’s existing portfolio of 19 FBOs, the total of 42 sites will constitute the second largest network of FBOs in the U.S. A large, nationwide network can benefit from certain economies of scale, for example, using our existing Atlantic management team to oversee the operations of the larger combined operations. In addition, we believe that the expanded geographic coverage resulting from our acquisition of Trajen improves brand awareness and our competitive position among FBO networks generally. Further, the percentage of the total number of sites at which an Atlantic/Trajen FBO is the sole service provider at that airport has increased as a result of the acquisition. There is no overlap between the locations of our existing 19 Atlantic FBOs and the 23 Trajen FBOs.
The average remaining lease life across our entire airport services business increases from 17.1 years to 18.7 years with the addition of the Trajen facilities. The increase in the remaining lease life reduces the Company’s exposure to the risk associated with failure to renew a lease at any particular facility.
We expect that as a part of our integration of the Trajen and Atlantic businesses we will introduce our Atlantic Awards pilot incentive program to the Trajen sites. We believe that the Atlantic Awards program has contributed to the improvement in the financial performance of our existing operations. The introduction of the Atlantic Awards program as well as the rebranding of the Trajen sites as Atlantic is expected to take place over a period of 12 to 18 months.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On July 11, 2006, MIC Inc. borrowed $180 million against its acquisition credit facility to fund a portion of the acquisition of Trajen. MIC expects to repay all of the outstanding borrowings under this facility with the proceeds from an equity capital raising to be concluded at management’s discretion, depending on prevailing market conditions, at any time prior to the maturity of the debt at March 31, 2008.
On June 28, 2006, our wholly owned subsidiary, NACH, entered into an agreement to expand an existing $300 million term loan at NACH to $480 million. NACH used the additional $180 million term loan to partially fund the acquisition of Trajen.
The NACH term loan is an obligation of the MIC Inc. operating subsidiaries that comprise its airport services business and will be non-recourse to MIC Inc. or its other businesses. The obligations under the NACH term loan are secured by security interests in the assets of the airport services business as well as the equity interests of NACH and its subsidiaries.
The terms of the expanded $480 million borrowing are similar to those in place on the previous $300 million term loan facility, with the following exceptions: the pro-forma trailing 12 month minimum earnings before interest, taxes, depreciation and amortization increased to $66.9 million in 2006 (from $40.1 million), $71.9 million in 2007 (from $43.5 million) and $77.5 million in 2008 (from $47.0 million). Further, we have hedged 100% of our interest rate exposure on the expanded $180 million borrowing via a forward interest rate swap with the following terms:
Notional Principal Amount: $180 million
Effective Date: September 29, 2006
Termination Date: December 12, 2010
Fixed Rate (not including the loan margin): 5.515%*

*	higher than estimated in our filing of Form 8-K dated June 29, 2006, as a result of bringing the starting date of the swap forward in time from December 31, 2006 to September 29, 2006
Macquarie Bank Limited (“MBL”), the parent company of our Manager, provided $40 million of the $180 million in additional term loan borrowing. We have paid approximately $307,000 in financing fees to MBL (included in transaction costs noted above). MBL is also the counterparty to the interest rate swap.
Macquarie Securities (USA) Inc. (“MSUSA”) acted as financial advisor to MIC on the transaction, including on the debt funding arrangements, and received fees and expense payments totaling approximately $6.2 million (included in transaction costs noted above). MSUSA is a subsidiary of MBL.
FORWARD LOOKING STATEMENTS
This filing contains forward-looking statements. We may, in some cases, use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, “potentially”, or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this report are subject to a number of risks and uncertainties, some of which are beyond the Company’s control including, among other things: its ability to successfully integrate and manage acquired businesses, including the ability to retain or replace qualified employees, manage growth, make and finance future acquisitions, service, comply with the terms of and refinance debt, and implement its strategy; decisions made by persons who control its investments including the distribution of dividends; its regulatory environment for purposes of establishing rate structures and monitoring quality of service; changes in general economic or business conditions, or demographic trends, including changes to the political environment, economy, tourism, construction and transportation costs, changes in air travel, automobile usage, fuel and gas costs, including the ability to recover increases in these costs from customers; reliance on sole or limited source suppliers, particularly in our gas utility business; foreign exchange fluctuations; environmental risks; and changes in U.S. federal tax law.
Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which we are not currently aware could also cause our actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Bank Limited and its worldwide subsidiaries and affiliates.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY TRUST
Date July 13, 2006	By:	/s/ Peter Stokes
	Name:	Peter Stokes
	Title:	Regular Trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC
Date July 13, 2006	By:	/s/ Peter Stokes
	Name:	Peter Stokes
	Title:	Chief Executive Officer